STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/21/1999
991446097 - 3113795

CERTIFICATE OF INCORPORATION
OF

Tulvine Systems, Inc.

FIRST: The name of the corporation is: **Tulvine Systems, Inc.**

SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958-9776, County of Sussex. The registered agent in charge thereof is *Harvard Business Services, Inc.*

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is **100,000,000** shares having a par value of **$ 0.0001** per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: The names of the persons who are to be the directors of the corporation until the first meeting of stockholders or until their successors are elected:

Diane Golightly
7633 East 63rd Place Suite 210
Tulsa, OK 74133

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9776. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 21st day of October, 1999

Signed and Attested to by: Richard H. Bell

Richard H. Bell, President & Secretary
HARVARD BUSINESS SERVICES, INC.

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 04/29/2005
FILED 10:34 AM 04/29/2005
SRV 050346575 - 3113795 FILE

CERTIFICATE
FOR
RENEWAL AND REVIVAL OF CHARTER
OF
Tulvine Systems, Inc.

Tulvine Systems, Inc., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 21st day of October, 1999, the charter of which was voided for failure to pay taxes and penalty, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

FIRST: The name of this corporation is: Tulvine Systems, Inc..

SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958, County of Sussex. The name of its registered agent is Harvard Business Services, Inc.

THIRD: The date when the restoration, renewal, and revival of the charter of this company is to commence is the Twenty-eighth day of February, 2001 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

FOURTH: This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. 2001, at which time its charter became inoperative and void for failure to pay taxes and penalty, and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charter of Tulvine Systems, Inc., have hereunto signed by the last and acting President, to this certificate this 29 day of April, 2005.

BY: [signature] -Signature

Name: MIKE PRUITT -please print

Title: PRESIDENT -please print

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:03 PM 05/02/2005
FILED 02:50 PM 05/02/2005
SRV 050353191 - 3113795 FILE

CERTIFICATE OF MERGER

of

Tulvine Systems, Inc

a Delaware Corporation

and

Chanticleer Holdings, Inc.

a Delaware Corporation

FIRST: This certificate of merger is hereby entered into by Tulvine Systems, Inc. a corporation organized under the laws of the State of Delaware and Chanticleer Holdings, Inc., a corporation also organized under the existing laws of the State of Delaware.

SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent companies in accordance with the provisions of Sections 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving entity shall be Tulvine Systems, Inc. Incorporated on October 21, 1999 with the State of Delaware file number 3113795.

FOURTH: The name of the surviving entity shall be changed to Chanticleer Holdings, Inc. and the total number of shares of stock of the corporation shall be amended to 200,000,000 common shares having a par value of $.0001 per share.

FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving entity at the following address: 7633 East 63rd Place, Suite 220, Tulsa, OK 74133.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving entity, on request and without cost pursuant to sections 251 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF the above named entities have executed this Certificate of Merger on this 29th day of April, 2005.

BY: [signature] -Signature

Name Michael Pruitt -Print Name

Title: President

Tulvine Systems, Inc.

BY: [signature] Signature

Name: Michael Pruitt Print Name

Title: Chairman / CEO

Chanticleer Holdings, Inc

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:17 AM 07/16/2008
FILED 09:14 AM 07/16/2008
SRV 080788690 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

> "FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 200,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.
>
> Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one tenth (1/10) of a share of common stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10) (the "Reverse Stock Split"). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 228 (by written consent of the stockholders) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on this 16th day of July, 2008.

CHANTICLEER HOLDINGS, INC.

By: [signature]
Name: Michael D. Pruitt
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:45 AM 03/18/2011
FILED 10:45 AM 03/18/2011
SRV 110314575 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

"FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 200,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into two (2) shares of common stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by two (2) (the "Forward Stock Split")."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 211 (at a special meeting of the stockholders) of the General Corporation Law of the State of Delaware.

3. The effective date of this Certificate of Amendment is March 23, 2011.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed on March 18, 2011.

CHANTICLEER HOLDINGS, INC.

By: ______________________

Name: Michael D. Pruitt
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:49 PM 05/23/2012
FILED 01:28 PM 05/23/2012
SRV 120616544 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

> "FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 20,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.
>
> Upon the Effective Time, each share of the Corporation's Common Stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one-half (1/2) of a share of Common Stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the quotient obtained by dividing the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by two (2)."

2. This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 211 (at a special meeting of the stockholders) of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment shall be effective at 9:00 AM EDT on May 25, 2012 (the "Effective Time").

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on May 23, 2012.

CHANTICLEER HOLDINGS, INC.

By: ______________________
Name: Michael D. Pruitt
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:55 PM 02/03/2014
FILED 01:44 PM 02/03/2014
SRV 140124575 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article Fourth thereof in its entirety and inserting the following in lieu thereof:

"FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 45,000,000, all of which shall be shares of Common Stock, par value $.0001 per share."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 211 (at a special meeting of the stockholders) of the General Corporation Law of the State of Delaware.

3. The effective date of this Certificate of Amendment is February 3, 2014.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed on February 3, 2014.

CHANTICLEER HOLDINGS, INC.

By: ________________________
Name: Michael D. Pruitt
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:59 PM 10/02/2014
FILED 12:48 PM 10/02/2014
SRV 141250043 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article Fourth thereof in its entirety and inserting the following in lieu thereof:

"FOURTH: The total number of shares of common stock which the Corporation is authorized to issue is 45,000,000, at a par value of $.0001 per share, and the total number of shares of preferred stock which the Corporation is authorized to issue is 5,000,000, at a par value of $.0001 per share.

The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 211 (at a special meeting of the stockholders) of the General Corporation Law of the State of Delaware.

3. The effective date of this Certificate of Amendment is October 2, 2014.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed on September 26, 2014.

CHANTICLEER HOLDINGS, INC.

By: /s/ Michael D. Pruitt
Name: Michael D. Pruitt
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:18 PM 12/02/2016
FILED 03:18 PM 12/02/2016
SR 20166887186 - File Number 3113795

CHANTICLEER HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF
9% REDEEMABLE SERIES 1 PREFERRED STOCK, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law, Chanticleer Holdings, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") confers upon the Board of Directors of the Corporation (the "Board of Directors") the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix the powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series and any qualifications, limitations or restrictions thereof. On December 2, 2016, the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the 9% Redeemable Series 1 Preferred Stock, comprised initially of 1,000,000 shares and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized preferred stock, par value $0.0001 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

1. Designation and Amount. The shares of such series shall be designated as the 9% Redeemable Series 1 Preferred Stock (the "Series 1 Preferred"). The number of shares initially constituting the Series 1 Preferred Stock shall be 1,000,000, which number may be increased or decreased by the Board of Directors without a vote of shareholders; provided, however, that such number may not be decreased below the sum of the number of then outstanding shares of Series 1 Preferred.

2. Ranking. The Series 1 Preferred shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank senior and prior to the common stock, par value $0.0001 per share, of the Corporation (the "Common Stock"), and any additional series of preferred stock which may in the future be issued by the Corporation.

3. Dividends. Dividends on Series 1 Preferred will be paid out of legally available funds at the rate of nine percent (9.0%) of the Preference Amount (defined in Section 6 below) per year, or $1.215 per share of Series 1 Preferred, from the issuance date of the Series 1 Preferred through the earlier of the seventh (7th) anniversary of the issuance date or the date of redemption or surrender thereof. Dividends on Series 1 Preferred shall be fully cumulative, accruing, without interest, and, to the extent so declared by the Board of Directors, shall be payable quarterly in arrears on the last day of March, June, September and December, commencing March 31, 2016 (pro-rated for partial months), except that if such date is not a Business Day then to the extent so declared by the Board of Directors the dividend shall be payable on the first immediately succeeding Business Day (as used herein, the term "Business Day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York, New York) (each such date being hereinafter referred to as a "Dividend Payment Date"). Dividends on the Preferred Shares shall be paid in cash; provided, however, the Corporation may pay such dividends, at the Corporation's option, in fully paid and nonassessable, registered shares of Common Stock (such dividends paid in such form being herein called "Stock Dividends"). Stock Dividends shall be paid by delivering to each record holder of Series 1 Preferred a number of registered shares of Common Stock ("Stock Dividend Shares") determined by dividing (x) the total aggregate dollar amount of dividends accrued and unpaid with respect to Series 1 Preferred Shares owned by such record holder on the record date for the applicable Dividend Payment Date (rounded to the nearest whole cent) by (y) the applicable Stock Dividend Price. Stock Dividend Shares will be delivered in physical certificates unless the Corporation is notified, at least twenty (20) days prior to a particular Dividend Payment Date, of the recipient's election to receive Stock Dividend Shares through DTC (and, if so, the account number to be credited). If the Corporation delivers Stock Dividend Shares in lieu of cash with respect to accrued dividends, it must do so with respect to all (but not less than all) of such dividends payable for the

applicable Dividend Payment Date. The Corporation shall not issue fractional shares of Common Stock to which Holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall round the number of shares to be issued up to the next whole number. Each dividend shall be paid to the holders of record of Series 1 Preferred Shares as they appear on the stock register of the Corporation on the record date, not more than 10 days after the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends payable on each Dividend Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent. Dividends on account of arrearages for any past Dividend Payment Date may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to holders of record on such date, as may be fixed by the Board of Directors of the Corporation. Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared. No interest shall be payable with respect to any dividend payment that may be in arrears. The holders of Series 1 Preferred are not entitled to any dividends other than the dividends provided for in this paragraph 3.

As used herein,

"Stock Dividend Price" means a ten percent (10%) discount to the five-day VWAP per share of Common Stock prior to the Dividend Payment Date.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the majority in interest of the holders of Series 1 Preferred then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

4. Voting Rights. Except as otherwise required by law, the Series 1 Preferred will be non-voting. Each holder of shares of Series 1 Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Holders of the Series 1 Preferred will vote as a class on any amendment altering or changing the powers, preferences or rights of the Series 1 Preferred so as to affect them adversely.

5. No Conversion. The Series 1 Preferred will not be convertible into or exchangeable for shares of our common stock or any other security, except through the exercise of Series 1 Warrants.

6. Preference and Participation Upon Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series 1 Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution, $13.50 per share of Series 1 Preferred held by such holder (the "Preference Amount") plus accrued and unpaid dividends in preference to any distribution to the holders of Common Stock. After the payment of the Preference Amount to the holders of shares of Series 1 Preferred, the remaining assets will be distributed among and paid to the holders of Common Stock on a pro rata basis. For purposes of this Section 6, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation.

7. Redemption. On the seventh (7th) anniversary of the issuance date, the Corporation shall, out of legally available funds, redeem all outstanding shares of Series 1 Preferred at the Preference Amount per share plus accrued and unpaid dividends.

8. Transferability. Each share of Series 1 Preferred Stock was issued as a component of a unit, each unit comprised of one share of Series 1 Preferred Stock and one Series 1 Warrant. The shares of Series 1 Preferred Stock are not detachable and are not separately transferable.

9. Other Preferences. The Series 1 Preferred shall have no other powers, preferences, rights, qualifications, limitations and restrictions

10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on December 2, 2016.

CHANTICLEER HOLDINGS, INC.

By: ______________________

Name: Michael D. Pruitt

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this "Amendment") to combine each ten (10) shares of the Corporation's issued and outstanding common stock, par value $0.0001 per share, (the "Common Stock") into one (1) share of Common Stock; and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Corporation's Certificate of Incorporation, as previously amended (the "Certificate of Incorporation") and Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") and recommended for approval by the stockholders of the Corporation.

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, at the annual meeting of the stockholders of said Corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

FOURTH: The Certificate of Incorporation is amended by amending the Article thereof numbered "FOURTH" to insert the following at the end thereof:

"(d) Effective at 5:00 p.m. (Delaware time) on the date of the filing of the Certificate of Amendment of Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the "Effective Time"), each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the "Reverse Stock Split"); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number (after aggregating all fractional shares to be received by a holder). Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split. After the Effective Time, the total number of shares of all classes of stock that the Corporation shall have authority to issue shall remain at 50,000,000, consisting of 45,000,000 shares of Common Stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by the President of the Corporation on May 16, 2017.

CHANTICLEER HOLDINGS, INC.

By: ______________________
Name: Michael D. Pruitt
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:49 PM 05/16/2017
FILED 03:49 PM 05/16/2017
SR 20173591961 - File Number 3113795

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Chanticleer Holdings, inc..

2. The Registered Office of the corporation in the State of Delaware is changed to 3411 Silverside Road Tatnall Building #104 (street), in the City of Wilmington, County of New Castle Zip Code 19810. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporate Creations Network Inc..

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: [signature]
Authorized Officer

Name: Lauren Vadney, Special Secretary
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:40 PM 05/19/2017
FILED 02:40 PM 05/19/2017
SR 20173760762 - File Number 3113795

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:37 PM 02/07/2020
FILED 04:37 PM 02/07/2020
SR 20200921971 - File Number 3113795

CHANTICLEER HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF SERIES 2 CONVERTIBLE PREFERRED STOCK, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law, Chanticleer Holdings, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") confers upon the Board of Directors of the Corporation (the "Board of Directors") the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix the powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series and any qualifications, limitations or restrictions thereof. On February 3, 2020 the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the Series 2 Convertible Preferred Stock, comprised initially of 1,500 shares and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized preferred stock, par value $0.0001 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

"Alternate Consideration" shall have the meaning set forth in Section 7(e).

"Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof, (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such

case or proceeding that is not dismissed within 60 days after commencement, (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Base Conversion Price" shall have the meaning set forth in Section 7(b).

"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(d).

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Buy-In" shall have the meaning set forth in Section 6(c)(iv).

"Change of Control Transaction" means, excluding transactions contemplated by the Merger Agreement, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the

members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of the Purchase Agreement.

"Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder's obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

"Closing Price" means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the "pink sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value as of such date of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the shares then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Amount" means the sum of the Stated Value at issue.

"Conversion Date" shall have the meaning set forth in Section 6(a).

"Conversion Price" shall have the meaning set forth in Section 6(b).

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

"Dilutive Issuance" shall have the meaning set forth in Section 7(b).

"Dilutive Issuance Notice" shall have the meaning set forth in Section 7(b).

"Disposition" means the spin-off of the Corporation's current restaurant operations, including all assets and liabilities, into Spin-Off NewCo, the equity of which will be distributed out to the stockholders of the Corporation as of the record date for the Disposition.

"Disposition Time" means effective time of the Disposition.

"Equity Conditions" means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c)(i) there is an effective registration statement pursuant to which either (A) the Corporation may issue Conversion Shares or (B) the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders or (iii) all of the Conversion Shares may be issued to the Holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Triggering Event and no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (g) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the applicable Holder would not violate the limitations set forth in Section 6(d) and Section 6(e) herein,

(h) other than pursuant to the Merger Agreement, there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities, (c) securities to be issued by Spin-Off NewCo to the Holder as contemplated by the Merger Agreement and (d) securities issuable upon consummation of the transactions contemplated by the Merger Agreement.

"Forced Conversion Date" shall have the meaning set forth in Section 8(a).

"Forced Conversion Notice" shall have the meaning set forth in Section 8(a).

"

Forced Conversion Notice Date" shall have the meaning set forth in Section 8(a).

"Fundamental Transaction" shall have the meaning set forth in Section 7(e).

"GAAP" means United States generally accepted accounting principles.

"Holder" shall have the meaning given such term in Section 2.

"Indebtedness" means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

"Issuable Maximum" shall have the meaning set forth in Section 6(e).

"Junior Securities" means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Liquidation" shall have the meaning set forth in Section 5.

"Merger Agreement" means the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 10, 2019, among the Corporation, Sonnet BioTherapeutics, Inc. and Biosub Inc.

"New York Courts" shall have the meaning set forth in Section 11(d).

"Notice of Conversion" shall have the meaning set forth in Section 6(a).

"Original Issue Date" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"

"Permitted Indebtedness" means the Indebtedness existing on the Original Issue Date and related to the restructuring of the Corporation's outstanding secured 8% debentures in the aggregate principal amount of $6,000,000.

Permitted Lien" means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Corporation's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Corporation's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred in connection with Permitted Indebtedness under clause (a) thereunder.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Preferred Stock" shall have the meaning set forth in Section 2.

"Purchase Agreement" means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities" means the Preferred Stock and the Underlying Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning set forth in Section 6(c).

"Six Month Redemption" shall have the meaning set forth in Section 8(b).

"Six Month Redemption Date" shall have the meaning set forth in Section 8(b).

"

"Six Month Redemption Amount" means the sum of (a) 125% of the aggregate Stated Value of the Preferred Stock then outstanding, and (b) all liquidated damages and other amounts due in respect of the Preferred Stock.

"Stated Value" shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

Shareholder Approval" means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

"Subscription Amount" shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder's name on the signature page of the Purchase Agreement and next to the heading "Subscription Amount," in United States dollars and in immediately available funds.

"Subsidiary" means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.

"Successor Entity" shall have the meaning set forth in Section 7(e).

"Threshold Period" shall have the meaning set forth in Section 8(a).

"Trading Day" means a day on which the principal Trading Market is open for business.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

"Transaction Documents" means this Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

"

"Triggering Event" shall have the meaning set forth in Section 10(a).

"Triggering Redemption Amount" means, for each share of Preferred Stock, 125% of the Stated Value.

"Triggering Redemption Payment Date" shall have the meaning set forth in Section 10(b).

Underlying Shares" means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock in accordance with the terms of this Certificate of Designation.

"Variable Rate Transaction" shall have the meaning ascribed to such term in Section 4.18 of the Purchase Agreement.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series 2 Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be up to 1,500 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have $0.0001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the "Stated Value").

Section 3. Dividends. Except as otherwise required by law, no dividends

"

shall be declared or paid on the Preferred Stock. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities except as expressly permitted by Section 10. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

Section 4. Voting Rights. The Holder shall vote together with the holders of the Common Stock as a single class on an as-converted basis on all matters presented to the holders of Common Stock and shall vote as a separate class on all matters presented to the holders of Preferred Stock. In addition, without the approval of the Holder, the Corporation will not, among other things, (i) except with respect to the transactions contemplated by the Merger Agreement, sell all or substantially all of its assets, merge or consolidate with another entity or voluntarily liquidate or dissolve the Corporation, (ii) alter or change the rights, preferences or privileges of the Preferred Stock, (iii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (iv) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holder, (v) increase the number of authorized shares of Preferred Stock, (vi) except with respect to the transactions contemplated by the Merger Agreement (including redemption of Series 1 Preferred at closing), redeem any shares of capital stock of the Corporation (other than any redemption of securities from officers or employees of the Corporation pursuant to existing contractual arrangements with such officers or employees or in connection with the termination of their employment) or (vii) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Six Month Redemption Amount plus any Default Interest and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) and Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by

facsimile such Notice of Conversion to the Corporation (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for the Preferred Stock shall equal the lesser of (i) $1.00 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) or (ii) 90% of the five day average VWAP of the Common Stock (which period ends on the Trading Day prior to the Conversion Date), subject to adjustment herein (the "Conversion Price"); *provided*, that if the amount calculated pursuant to the foregoing clause (ii) is less than $0.50 per share (subject to adjustment for forward and reverse stock splits, recapitalizations and the like), then the Conversion Price shall be $0.50 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like). Notwithstanding the foregoing, no adjustment pursuant to this Certificate of Designations shall cause the Conversion Price of the Preferred Stock to be less than $0.50 per share (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions. The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation

shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare a Triggering Event pursuant to Section 10 hereof for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific

performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon

conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (such Persons, "Attribution Parties")) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock

issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving

effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

e) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval, then the Corporation may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date in connection with any conversion of Preferred Stock issued pursuant to the Purchase Agreement, would exceed 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date of the Purchase Agreement (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the "Issuable Maximum").

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary, as applicable sells or grants any option to

purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances, collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued

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shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price and only reduced to equal the Base Share Price and the number of Conversion Shares issuable hereunder shall be increased such that the aggregate Conversion Price payable hereunder, after taking into account the decrease in the Conversion Price, shall be equal to the aggregate Conversion Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on

which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more

related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) and Section 6(e) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) and Section 6(e) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in

form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is

converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Forced Conversion, Mandatory Exchange and Six Month Redemption.

a) Forced Conversion. Notwithstanding anything herein to the contrary, three (3) Trading Days prior to the consummation of the transactions contemplated by the Merger Agreement, the Corporation shall deliver a written notice to the Holder (a "Forced Conversion Notice" and the date such notice is delivered to the Holder, the "Forced Conversion Notice Date") to cause the Holder to convert 1,400 shares of such Holder's Preferred Stock (as specified in such Forced Conversion Notice), it being agreed that the "Conversion Date" for purposes of Section 6 shall be deemed to occur on the date of the closing of the transactions contemplated by the Merger Agreement (such Trading Day, the "Forced Conversion Date"). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met on each Trading Day beginning on the Forced Conversion Notice Date through and including the

later of (i) the Forced Conversion Date and (ii) the first Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Forced Conversion Notice. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

b) Mandatory Exchange. Notwithstanding anything herein to the contrary, at the Disposition Time, the remaining shares of Preferred Stock that are that have not been converted in accordance with Section 8(a) above, shall automatically be exchanged, without any further action required on the part of either the Corporation or Holder, for an equal number of shares of a series or class of preferred stock of Spin-Off NewCo, on substantially the same terms as set forth herein. The Corporation acknowledges and agrees that it shall cause Spin-Off NewCo to provide the Holder a copy of the certificate of designations setting forth the rights, preferences and limitations of any preferred stock of Spin-Off NewCo to be issued to Holder in accordance with this Section, which certificate of designations shall be filed on or prior to the Disposition Time. Promptly following the Disposition Time, Spin-Off NewCo shall deliver or cause to be delivered a certificate or certificates representing the number of shares of Spin-Off NewCo preferred stock issuable in accordance with this Section, in such name or names as required by Holder. Shares of Preferred Stock exchanged pursuant to this Section 8(b) shall be canceled and shall not be reissued. Notwithstanding anything to the contrary contained in this Certificate of Designations, upon consummation of the transactions contemplated by the Merger Agreement, any and all obligations of the Corporation under this Certificate of Designations shall cease and shall, pursuant to the provisions of this Section 8(b), become obligations of Spin-Off NewCo.

c) Six Month Redemption. If the transactions contemplated by the Merger Agreement are not consummated on the six month anniversary of the Original Issue Date (the "Six Month Redemption Date"), the Corporation shall redeem all of the then outstanding Preferred Stock, for an amount in cash equal to the Six Month Redemption Amount (such redemption, the "Six Month Redemption"). The Corporation covenants and agrees that it will honor all Conversion Notices tendered up until the Six Month Redemption Amount is paid in full. The payment of cash pursuant to a Six Month Redemption shall be made on the Six Month Redemption Date. If any portion of the cash payment for a Six Month Redemption has not been paid by the Corporation on the Six Month Redemption Date, interest shall accrue on such unpaid amount until such amount is paid in full at a rate equal to the lesser of (i) 18% per annum or (ii) the maximum rate permitted by applicable law ("Default Interest").

Section 9. Negative Covenants. As long as any shares of Preferred Stock are outstanding, unless the holders of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents (including redemption of Series 1 Preferred) and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Corporation, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Preferred Stock is outstanding;

e) pay cash dividends or distributions on Junior Securities of the Corporation;

f) enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or

g) enter into any agreement with respect to any of the foregoing.

Section 10. Redemption Upon Triggering Events.

a) "Triggering Event" means, wherever used herein any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. if the Corporation fails to provide at all times after the Effective Date the Registration Statement or usable prospectus that permits the Corporation to issue the Conversion Shares or which allows the Holder to sell the Conversion Shares pursuant thereto, subject to a grace period of 20 calendar days in the aggregate in any 365-day period or the Corporation cannot issue the Conversion Shares pursuant to Section 3(a)(9) of the Securities Act;

ii. the Corporation shall fail to deliver Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

iii. the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within five calendar days after notice therefor is delivered hereunder;

iv. the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

v. unless specifically addressed elsewhere in this Certificate of Designation as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been cured within 30 calendar days after the date on which written notice of such failure or breach shall have been delivered;

vi. the Corporation shall redeem more than a de minimis number of Junior Securities (other than redemption of Series 1 Preferred as contemplated as part of the Merger) other than as to repurchases of Common Stock or Common Stock Equivalents from departing officers and directors, provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $100,000 from all officers and directors;

vii. the Corporation shall be party to a Change of Control Transaction (other than the transactions contemplated by the Merger Agreement);

viii. there shall have occurred a Bankruptcy Event;

ix. the Corporation experiences a Material Adverse Effect;

x. the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than five Trading Days, which need not be consecutive Trading Days;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xii. any representation or warranty made in this Certificate of Designations, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

xiii. the electronic transfer by the Corporation of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a "chill";

xiv. the Corporation fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

xv. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Corporation or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within forty-five (45) days after the date thereof;

xvi. enter into a Variable Rate Transaction;

xvii. any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public

information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower's filing of a Form 8-K pursuant to Regulation FD on that same date;

xviii. If, at any time on or after the date which is six (6) months after the Original Issue Date, the Holder is unable to (i) obtain a standard "144 legal opinion letter" from an attorney reasonably acceptable to the Holder, the Holder's brokerage firm (and respective clearing firm), and the Borrower's transfer agent in order to facilitate the Holder's conversion of any portion of the Note into free trading shares of the Borrower's Common Stock pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder's brokerage account;

xix. the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement);

xx. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Corporation is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Corporation, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Corporation shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section;

xxi. the Corporation or Spin-Off NewCo fail to pay the True Up Amount when due;

xxii. any breach of the agreements delivered to the Holder at the Closing pursuant to Section 2.2(a)(iv) of the Purchase Agreement; or

xxiii. the Merger Agreement terminates for any reason in accordance with its terms.

b) Upon the occurrence of a Triggering Event, the Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem all of the Preferred Stock then held by such Holder for a redemption price, equal the Triggering Redemption

Amount. The Triggering Redemption Amount, shall be due and payable within three Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the "Triggering Redemption Payment Date"). If the Company shall fail for any reason to pay in full the Triggering Redemption Amount hereunder on the date such amount is due in accordance with this Section then, in addition to such Purchaser's other available remedies, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to, among other things, sell the Securities, an amount in cash equal to ten percent (10.0%) of the aggregate Stated Value of such Holder's Preferred Stock on the first Business Day after the Triggering Redemption Payment Date and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Triggering Redemption Amount, plus all such interest thereon, is paid in full. In addition, if the Corporation fails to pay in full the Triggering Redemption Amount and all other amounts set forth in this Section hereunder on the date such amount is due in accordance with this Section, the Corporation will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Triggering Redemption Amount, plus all such interest and liquidated damages thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the applicable Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount in cash.

Section 11. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above **Attention:** Chief Financial Officer, facsimile number 704-3662463, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this

Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in

any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Class 2 Preferred Stock.

j) True-Up.

i. In the event that the proceeds received by the Purchaser from the sale of all the Conversion Shares do not equal at least 125% of the Stated Value of the Preferred Stock on the first Trading Day after the six month anniversary of the Closing Date (the "True-Up Payment Date"), Spin-Off NewCo or, solely in the event that the transactions contemplated by the Merger Agreement have not been consummated, the Corporation shall pay the Purchaser an amount in cash (the "True-Up Payment") equal to the dollar value of 125% of the Stated Value of the Preferred Stock less the proceeds previously realized by the Purchaser from the sale of the Conversion Shares, net of brokerage commissions and any other fees incurred by Purchaser in connection with the sale of any Conversion Shares ("Net Proceeds").

ii. The True-Up Payment will be paid by Spin-Off NewCo or, solely in the event that the transactions contemplated by the Merger Agreement have not been consummated, the Corporation, as the case may be, out of either (i) the proceeds from the exercise by Spin-Off NewCo of existing warrants to purchase shares of the Corporation's common stock held by Spin-Off NewCo or (ii) the Segregated Cash Account. If any portion of the True-Up Payment has not been paid by Spin-Off NewCo or the Corporation, as the case may be, on the True-Up Payment Date, interest shall accrue on such unpaid amount until such amount is paid in full at a rate equal to the lesser of (i) 18% per annum or (ii) the maximum rate permitted by applicable law. Upon payment in full of the True-Up Payment, any portion of the Segregated Cash Account not used to pay the True-Up Payment will be transferred to the Corporation or Spin-Off NewCo (in the event that the transactions contemplated by the Merger Agreement have been consummated). iii. The Segregated Cash Account will be maintained until the TrueUp Payment is paid in full, provided that beginning on the three month anniversary of the Closing Date, and on each monthly anniversary thereafter, Spin-Off NewCo may withdraw funds from the Segregated Cash Account in an amount equal to $1,250,000 multiplied by a fraction, the numerator of which is equal to the Net Proceeds and denominator of which is equal to $375,000. Notwithstanding the foregoing, Spin-Off NewCo may not withdraw funds from the Segregated Cash Account to the extent the portion of the Net Proceeds realized by the Purchaser is not in excess of $20,000.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on February 7, 2020.

CHANTICLEER HOLDINGS, INC.

By:____________________________
Name: Michael D. Pruitt
Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series 2 Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the "Common Stock"), of Chanticleer Holdings, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ____

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: ________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price:____

Number of shares of Preferred Stock subsequent to Conversion: _______________

Address for Delivery: ______________________ or
DWAC Instructions:
Broker no: _________
Account no: ___________

[HOLDER]

By:____________________________________
Name:
Title:

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 04/01/2020
FILED 04:00 PM 04/01/2020
SR 20202530572 - File Number 3113795

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "***Company***"),

DOES HEREBY CERTIFY:

FIRST: The name of Company is Chanticleer Holdings, Inc.

SECOND: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

The Certificate of Incorporation of the Company shall be amended by adding the following paragraphs immediately following the second paragraph of Article Fourth:

Contingent and effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation (the "***Certificate of Amendment***") with the Secretary of State of the State of Delaware (the "***Effective Time***"), each twenty-six (26) shares of common stock issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "***Reverse Split***"). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Company will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Company when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of common stock, and whether or not the certificates representing such shares of common stock have been surrendered to the Company; ***provided, however***, that the Company shall not be obligated to issue certificates evidencing the shares of common stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of common stock prior to the Reverse Split are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates."

THIRD: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted at a Special Meeting of Stockholders held on March 18, 2020, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, has executed this Certificate of Amendment to the Certificate of Incorporation and affirms the statements herein contained on this 1st day of April 2020.

CHANTICLEER HOLDINGS, INC.

By: ______________________

Name: Michael D. Pruitt

Title: Chief Executive Officer

[Signature Page to Certificate of Amendment (Split)]

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 04/01/2020
FILED 04:01 PM 04/01/2020
SR 20202530958 - File Number 3113795

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article Fourth thereof in its entirety and inserting the following in lieu thereof:

"FOURTH: The total number of shares of common stock which the Corporation is authorized to issue is 125,000,000, at a par value of $.0001 per share, and the total number of shares of preferred stock which the Corporation is authorized to issue is 5,000,000, at a par value of $.0001 per share."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 211 (at a special meeting of the stockholders) of the General Corporation Law of the State of Delaware.

3. The effective date of this Certificate of Amendment is April 1, 2020.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, has executed this Certificate of Amendment to the Certificate of Incorporation and affirms the statements herein contained on this 1st day of April 2020.

CHANTICLEER HOLDINGS, INC.

By: ______________________

Name: Michael D. Pruitt

Title: Chief Executive Officer

[Signature Page to Certificate of Amendment (Increase)]

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 04/01/2020
FILED 04:02 PM 04/01/2020
SR 20202530959 - File Number 3113795

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), does hereby certify that:

FIRST: That the name of this Corporation is Chanticleer Holdings, Inc. The Certificate of Incorporation of this Corporation was originally filed with the office of the Secretary of State of the State of Delaware on October 21, 1999 under the name Tulvine Systems, Inc. The name of this Corporation was changed to Chanticleer Holdings, Inc. by the Certificate of Merger filed with the office of the Secretary of State of the State of Delaware on May 2, 2005.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the "**DGCL**"), adopted resolutions amending its Certificate of Incorporation as follows:

RESOLVED, that Article I of the Certificate of Incorporation be amended and restated in its entirety as follows:

"The name of this corporation is: Sonnet BioTherapeutics Holdings, Inc."

THIRD: This Certificate of Amendment was duly adopted in accordance with Sections 141 and 242 of the DGCL.

FOURTH: Other than as set forth in this Certificate of Amendment, the Certificate of Incorporation shall remain in full force and effect, without modification, amendment or change.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, has executed this Certificate of Amendment to the Certificate of Incorporation and affirms the statements herein contained on this 1st day of April 2020.

CHANTICLEER HOLDINGS, INC.

By: ______________________________

Name: Michael D. Pruitt

Title: Chief Executive Officer

[Signature Page to Certificate of Amendment (Name Change)]